CONTRACT OF SALE


          THIS AGREEMENT, dated as of August 17, 2006, is made between AEI Real Estate Fund XVIII Limited Partnership, a Minnesota limited partnership ("AEI XVIII"), AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership ("AEI XXII"), AEI Income & Growth Fund 24 LLC, a Delaware limited liability company ("AEI 24"), Robert F. Hajicek and Lillian E. Hajicek, as individuals ("RHLH"), Jeffrey D. Harmon and Sylvia M. Harmon, as individuals ("JHSH"), Charles E. Miller III, as an individual ("CEM"), Christopher B. Miller, as an individual ("CBM"), and Elizabeth V.H. Miller, as an individual ("EM"; together with AEI XVIII, AEI XXII, AEI 24, RHLH, JHSH, CEM and CBM, hereinafter collectively referred to as "Seller"), as tenants in common and Compson Holding Corporation, a Florida corporation ("Purchaser").

                            WITNESSETH:

          WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all those certain properties described in Section 1.01 on the terms and conditions hereinafter set forth.

          NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:


                             ARTICLE 1

               THE PROPERTY; PURCHASE PRICE; ESCROW

          SECTION 1.01. THE PROPERTY. Seller hereby agrees to sell and transfer, and Purchaser hereby agrees to purchase and acquire, upon the terms and conditions hereof, the following:

          (a) that certain plot, piece and parcel of land known as Garden Ridge, located in the State of Texas, County of Montgomery, and described on Schedule 1.01(a) annexed hereto (the "Land");

          (b) the interest of Seller in the buildings and improvements located in or on the Land (collectively, the "Improvements");

          (c)  [Intentionally omitted];

          (d) all of Seller's interest in all easements, licenses, rights and appurtenances relating to the Land or the Improvements;

          (e) all of Seller's interest, if any, in and to any land lying in the bed of any street, road or avenue opened or proposed, in front of or adjoining the Land, to the center line thereof;
          (f) all of Seller's right, title and interest, as lessor, in and to that certain lease with Garden Ridge LP, a Texas limited partnership ("Garden Ridge") specified on Schedule 1.01(f) annexed hereto together with all amendments and modifications thereto (the
"Lease"), and all rents, issues and profits thereof and therefrom, and all security deposits, guarantees, if any, unearned common area maintenance assessments and other deposits made in respect thereof;

          (g) all of Seller's interest, if any, in the building and/or equipment warranties which remain in effect at Closing (as hereinafter defined), if any, exclusively relating to any of the Improvements and Personal Property (the "Warranties"); and

          (h) all of Seller's interest, if any, in the certificates, licenses, permits, authorizations and approvals actually issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction ("Licenses"), to the extent transferable.

     The Land, the Improvements, the Lease, the Warranties, the Licenses and all other rights, improvements and property specified above in this Section 1.01 relating thereto, is referred to hereinafter, collectively, as the "Property".

          SECTION 1.02. PURCHASE PRICE. The purchase price for the Property (the "Purchase Price") is Nine Million Three Hundred Fifty Thousand Dollars ($9,350,000), payable as follows:

          (a) Upon execution and delivery of this Agreement, Seventy-Five Thousand Dollars ($75,000) (the "Initial Downpayment") shall be delivered by Purchaser to Fidelity National Title Insurance Company, as escrow agent ("Escrow Agent"), in Phoenix, AZ;
Attention: Anne Bostick, by wire transfer of same day funds per wire instructions to be provided prior to closing.

          (b) On or prior to the end of the Approval Period (as hereinafter defined), Seventy-Five Thousand Dollars ($75,000) (the "Additional Downpayment" and, together with the Initial Downpayment, the "Downpayment") shall be delivered by Purchaser to Escrow Agent, by wire transfer of same day funds to Escrow Agent's account as specified in subsection (a) above. The Downpayment shall be held by Escrow Agent in an interest bearing account in accordance with the terms of this Agreement until the Closing (as hereinafter defined) or termination of this Agreement, and all interest accrued on the Downpayment shall be paid to the party who receives the Downpayment. An amount of $1,000 of the Downpayment that Purchaser has paid to Seller is for an independent consideration for Purchaser's right to terminate by tendering such amount directly to Seller or Seller's agent. If Purchaser terminates under Section 4.01(d) herein, the Downpayment will be refunded to Purchaser and Seller will retain the independent consideration.
The independent consideration will be credited to the Purchase Price upon the Closing.

          (c) Purchaser shall pay at the Closing the balance of the Purchase Price (after crediting the amount of the Downpayment) in cash, subject to adjustments as provided herein. The Purchase Price shall be paid by Purchaser to Seller through escrow, by wire transfer of immediately available funds to the aforementioned account of Escrow Agent or as Seller shall otherwise direct.

          SECTION 1.03. ESCROW. The Downpayment shall be held by
Escrow Agent and disposed of only in accordance with the following:

          (a) Escrow Agent will deliver the Downpayment to Seller or to Purchaser, as the case may be, under the following conditions:

               (1) to Seller at the Closing upon the consummation thereof as part of the Purchase Price; or

               (ii) to Seller upon receipt of written demand therefor, stating that Purchaser has defaulted in the performance of this Agreement; provided, however, that Escrow Agent shall not honor such demand earlier than the tenth day after Escrow Agent shall have given notice to Purchaser enclosing a copy of such demand, nor thereafter if Escrow Agent shall have received written notice of objection from Purchaser prior to such tenth day; or

               (iii) to Purchaser upon receipt of written demand therefor, which demand shall be received by Escrow Agent on or prior to the end of the Approval Period, stating that Purchaser is terminating this Agreement in accordance with Section 4.01(d) herein; or

               (iv) to Purchaser upon receipt of written demand therefor (x) stating that Seller has defaulted in the performance of this Agreement, or (y) stating that Purchaser is otherwise entitled to the Downpayment under the terms of this Agreement; provided, however, that Escrow Agent shall not honor such demand earlier than the tenth day after Escrow Agent shall have given notice to Seller enclosing a copy of such demand, nor thereafter if Escrow Agent shall have received written notice of objection from Seller prior to such tenth day.

          (b) In the event Escrow Agent shall have received a notice of objection provided for in subsections (a)(ii) or (iv) above within the time therein prescribed, Escrow Agent shall continue to hold the Downpayment until (A) Escrow Agent shall have received written notice signed by Seller and Purchaser directing the disbursement of the Downpayment, or (B) Escrow Agent, at Escrow Agent's option, in order to terminate Escrow Agent's duties as Escrow Agent, shall have deposited the Downpayment in a court of competent jurisdiction in an action of interpleader, the costs thereof to be borne by whichever of Seller and Purchaser is the non-prevailing party, or (C) Escrow Agent shall receive from a court of competent jurisdiction a certified copy of a judgment or order, which is final and non-appealable, directing disposition of the Downpayment.

          (c) Escrow Agent may act upon any instrument or other writing believed by Escrow Agent, in good faith, to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement except for Escrow Agent's own wilful misconduct or negligence. Escrow Agent shall have no duties or responsibilities except those set forth herein. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Purchaser or Seller which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and/or apply the Downpayment pursuant to Section 1.03(b) above and may decline to take any other action.

          (d) Seller and Purchaser, jointly and severally, agree to indemnify and hold harmless Escrow Agent from and against any and all costs, claims, damages or expenses, including reasonable attorneys' fees, that may be incurred by Escrow Agent acting under this Agreement or to which Escrow Agent may be put in connection with Escrow Agent acting under this Agreement, except for costs, claims or damages arising out of Escrow Agent's negligence, willful misconduct or bad faith.

          (e) Seller and Purchaser recognize and acknowledge that Escrow Agent is serving without compensation and solely as an accommodation to the parties hereto. Seller and Purchaser recognize and acknowledge that Escrow Agent undertakes to perform only the duties that are expressly set forth herein and that Escrow Agent shall not be bound by any other agreement between Seller and Purchaser, whether or not Escrow Agent has knowledge thereof.


                              ARTICLE 2

                             THE CLOSING

          SECTION 2.01. THE CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 A.M. (Eastern Standard time) on or about the date that is thirty (30) days following the end of the Approval Period, through an "escrow closing" at the office of the Escrow Agent, or at such other time or such other place as Seller and Purchaser shall mutually agree. The time and date of the Closing are herein referred to as the "Closing Date." Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Purchaser shall have the right, exercised by written notice to Seller given at least five (5) days before the scheduled Closing Date, to extend the Closing for an additional period not to exceed fifteen
(15) business days, provided that Purchaser shall wire to Escrow Agent an additional deposit of Twenty-Five Thousand Dollars ($25,000) (which amount shall be considered additional Downpayment hereunder) concurrently with Purchaser's delivery of the extension notice as aforesaid.




                              ARTICLE 3

                                TITLE

          SECTION 3.01. TITLE TO THE PROPERTY. SELLER agrees to convey good, valid and insurable fee simple title to the Property and Purchaser agrees to purchase the same, subject only to the Permitted Title Exceptions (as hereinafter defined):

          (a)  [Intentionally omitted].

          (b) Seller shall promptly order a title commitment (the "Title Commitment") from Fidelity National Title Insurance Company (the
"Title Company") and shall deliver same to Purchaser within fifteen
(15) days after the Effective Date. Purchaser shall (i) within ten
(10)


days following receipt of the Title Commitment and a survey (the "Survey") covering the Property (but in no event later than the expiration of the Approval Period), and (ii) within three (3) days of receipt of any update to the Title Commitment or the Survey and only with respect to an exception, matter or item first appearing on such update (but not later than the Closing Date), deliver written notice (a "Title Notice") to Seller setting forth any liens or encumbrances affecting, or other defects in or objections to, title to the Property, or any matters set forth on the Survey, that are not satisfactory to Purchaser in its sole judgment ("Purchaser's Objections"). Any exceptions appearing on the Title Commitment, and any matters noted on the Survey, and not objected to by Purchaser in accordance with this Subsection 3.01(b) shall be deemed "Permitted Title Exceptions".

          (c) If Purchaser notifies Seller of Purchaser's Objections pursuant to a Title Notice delivered in accordance with Section
3.01(b) above, Seller shall have no obligation to remove any of Purchaser's Objections (other than Liens (as hereinafter defined)). Seller shall respond in writing to any Title Notice timely given by Purchaser within five (5) business days of Seller's receipt of such Title
Notice, disclosing whether or not Seller will attempt to cure any Purchaser's Objections, provided that Seller's decision to attempt to cure shall not be deemed to obligate Seller to accomplish same.
Seller's failure to remove Purchaser's Objections (other than Liens) shall not be a default on Seller's part, but shall be an inability to perform within the meaning of Section 12.01(b). If Seller has not removed Purchaser's Objections as of the Closing Date (despite
Seller's reasonable efforts to do so, which shall not include an obligation on the part of Seller to institute litigation or otherwise incur more than diminimis costs, except for the removal of Liens and other monetary liens up to the Cure Limit (as such terms are defined below)), Seller shall so notify Purchaser in writing. If such written notice is given by Seller, Purchaser shall either elect
(i) to terminate this Agreement by giving written notice to Seller, in which event the provisions of Section 12.01(b) shall apply, or
(ii) to perform all of Purchaser's obligations hereunder and accept title to the Property subject to such uncured Purchaser's Objections without any abatement of the Purchase Price or liability on the part of Seller. Purchaser shall make its election between clauses (i) and
(ii) of the immediately preceding sentence by written notice to Seller given not later than 5:00 P.M. Eastern Standard time on the third (3rd) business day after the giving of the written notice by Seller that it has not cured any Purchaser's Objection, but in no event later than the Closing Date. If Purchaser shall fail to give such written notice as aforesaid, it shall be deemed to have elected clause (i) above.

          (d)  Notwithstanding the foregoing provisions of this Section
3.01 to the contrary, Seller, at Seller's sole cost and expense, shall be required to remove or to cause to be removed of record at or prior to the Closing the following (collectively, the "Liens"): (i) the lien of any mortgage which encumbers the Property as of the date of the Closing; (ii) any liens which Seller places or allows to be placed on the Property other than liens placed on the Property by Garden Ridge unless liens to which Seller did consent, including mechanics liens and judgments; and (iii) any other liens or encumbrances against the Property which can be cured by the payment of money in liquidated amounts not exceeding the sum of $100,000.00
(the "Cure Limit"). If Seller elects not to remove liens or encumbrances which exceed the Cure Limit, as specified in clause
(iii) of the preceding sentence, Purchaser may nevertheless accept such title as Seller can convey, in which event Purchaser shall be entitled to a reduction in the Purchase Price in an amount equal to the Cure Limit.



                              ARTICLE 4

                       INSPECTIONS; APPROVALS

     SECTION 4.01. (a) Commencing upon the full execution of this Agreement by all parties hereto and continuing until the Closing or earlier termination of this Agreement, Seller agrees to allow Purchaser or Purchaser's agents or representatives reasonable access to the Property for purposes of any visual, physical or environmental inspection of the Property and review of the Lease, Service Contracts (as such terms are hereinafter defined), operating data, expenses and other matters. Any and all inspections shall be at Purchaser's expense.

          (b) Purchaser agrees that, in making any physical or environmental inspections of the Property, Purchaser and Purchaser's agents (i) will not unreasonably interfere with the activities of Seller or any persons occupying or providing services at the Property, (ii) will not reveal to any third party not approved by Seller the results of its inspections (other than to Purchaser's legal counsel, lenders and advisors, if any), and
(iii) will restore promptly any physical damage caused by the inspections. Purchaser shall give Seller at least twenty-four (24) hours prior notice of its intention to conduct any inspections. Purchaser agrees to indemnify, defend, and hold Seller and its shareholders, directors, employees, tenants and agents free and harmless from any and all loss, injury, damage, claim, lien, cost or expense, including attorneys' fees and disbursements, arising out of a breach of the foregoing agreements by Purchaser in connection with the inspection of the Property.

     (c) Seller shall deliver the following items relating to the Property to Purchaser within two (2) business days after full execution of this Agreement:

          (i) The Final Assumption Order (as defined in the Second Amendment to the Lease, dated as of August 11, 2004).

          (ii) Annual operating statements and capital expenditures for calendar year 2004 and for calendar year 2005 and 2006 to the extent obtainable by Seller.

          (iii) Tenant sales history (minimum of previous three years) for Garden Ridge if Garden Ridge is required to report sales in Seller's possession;

          (iv) Copies of current real estate tax assessment notices and bills and all Service Contracts;

          (v) A list of leasing commissions and tenant improvements to be discharged;

          (vi) Copies of the most recent survey and title report and the existing owner's title insurance policy;

          (vii) Copies of all available environmental and physical condition reports and notices (including all Phase I, Phase II, ADA and soil reports for the Property, as available), in each case, to the extent in Seller's possession;

          (viii) A copy of all "as built" plans, specifications, permits and entitlements for the Property in Seller's possession;

          (ix) A description of all pending or existing litigation involving the Property, if any; and

          (x) Common area maintenance and real estate tax recovery reconciliation for the most recent year for Garden Ridge.

          Seller will permit Purchaser and its representatives to meet with representatives and agents of Seller to discuss any and all aspects of the Property.

          (d) On or prior to 5:00 p.m. (Eastern Standard time) on the date that is thirty (30) days following the mutual execution of this Agreement by Seller and Purchaser (the period commencing on the date of this Agreement and ending on such date shall be hereinafter referred to as the "Approval Period"), Purchaser shall determine, in its sole and absolute discretion, whether the Property is a suitable investment for its purposes. If, as a result of its various investigations, Purchaser determines that the Property is not a suitable investment for its purposes, Purchaser shall have the right, exercisable in Purchaser's sole and absolute discretion, by giving Seller written notice (the "Termination Notice") on or prior to the end of the Approval Period to terminate its obligation to purchase the Property. If the Termination Notice is timely given, Purchaser shall direct Escrow Agent to return the Downpayment to Purchaser and, upon such return, this Agreement shall be deemed terminated and of no further force and effect and neither Seller nor Purchaser shall have any further liability or obligation to the other hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Agreement. Purchaser's failure to deliver the Termination Notice on or prior to the end of the Approval Period shall be deemed to be a waiver of Purchaser's right to terminate this Agreement pursuant to this Subsection (d). Notwithstanding the foregoing, Purchaser's failure to deliver to Escrow Agent the Additional Deposit prior to 5:00 p.m. (Eastern Standard time) on the last day of the Approval Period, shall be deemed to be the timely delivery by Purchaser of the Termination Notice, in which case this Agreement shall terminate as aforesaid.


                              ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES

     SECTION 5.01. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser, subject to the limitations set forth in this Article 5, that as of the date hereof:

          (a) (i) AEI XVIII is a limited partnership that has been duly formed and is validly existing and in good standing under the laws of the State of Minnesota;

               (ii)AEI XXII is a limited partnership that has been duly fonned and is validly existing and in good standing under the laws of the State of Minnesota; and


                (iii) AEI 24 is a limited liability company that has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.

           (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of each tenant in common comprising Seller and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of each tenant in common comprising Seller.

           (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller do not (i) violate or conflict with the certificates of limited partnership, certificate of formation, partnership agreements or operating agreement of any tenant in common comprising Seller that is an entity, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Seller, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Seller is a party or by which Seller is bound and which relates to the Property which will remain uncured as of Closing, or (iv) violate or conflict with any law applicable to Seller.

           (d) None of the tenants in common comprising Seller is a "foreign person" within the meaning of section 1445 of the Internal Revenue Code of 1986, as amended (the "Code").

           (e) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by any tenant in common comprising Seller.

           (f) There are no occupancy rights (written or oral), leases or tenancies presently affecting the Property or any portion thereof other than pursuant to the Lease. Notwithstanding the foregoing, Seller makes no representation as to any subleases, licenses or other occupancy rights presently affecting the Property or any portion thereof entered into by Garden Ridge and a third party in respect of which Seller has not granted its consent, however, Seller has no knowledge of any such subleases, licenses or other occupancy rights. Seller represents and wan-ants to Purchaser the following with respect to the Lease:

               (i) A true, correct and complete copy of the Lease is attached hereto as Exhibit A; the Lease is in full force and effect and has not been modified, supplemented, or amended in any way, except as attached on Exhibit A annexed hereto; and the Lease represents the entire agreement between Seller, as landlord thereunder, and Garden Ridge;

               (ii) The amount of fixed monthly rent is $61,100;

               (iii) To the best of Seller's knowledge, all work to be performed for Garden Ridge under the Lease, if any, has been performed as required and has been accepted by Garden Ridge; and there are no outstanding payments, free rent, or other payments, credits, allowances or abatements due Garden Ridge;

          (iv) Neither Seller, as landlord, nor, to Seller's knowledge, Garden Ridge, is in default, and, to Seller's knowledge, Garden
Ridge has no offset, defense, deduction or claim against Seller, as landlord; and

          (v) Garden Ridge has no right or option to purchase all or any part of the Property or to occupy any additional space at the Property.

     (g) There are no service, maintenance and supply contracts affecting the Property in effect on the date hereof (the "Service Contracts") except those Service Contracts entered into between Garden Ridge and its third party vendors. Seller is not a party to nor bound by such Service Contracts.

     (h) Annexed hereto as Schedule 5.01(h) is a complete list of all brokerage, leasing or listing agreements (collectively, "Brokerage Agreements") affecting the Property or any space covered by the Lease in effect on the date hereof. Seller has delivered or made available to Purchaser true and complete copies of each of the Brokerage Agreements.

     (i) Seller has not granted to any person or entity (other than Purchaser) a right of first refusal option or other right to acquire the Property or any interest therein, and, to Seller's knowledge, no such rights exist except as may be set forth in the documents of record reflected in the Title Commitment.

     (j) Seller has not received any written notice of special assessment against the Land for public improvements constructed prior to the date of this Agreement that will remain unpaid at Closing.

     (k) There are no rental delinquencies existing under the Lease as of the close of the month immediately preceding the date of this Agreement.

     (l) Seller has not received written notice from any Governmental Authority (defined below), of: (i) any pending or threatened condemnation proceedings affecting the Property or any part thereof; or (ii) except as may disclosed by Purchaser's Title Commitment and the related municipal searches received in connection therewith, any material violations of any laws, rules or regulations relating to the use or operation of the Property. To Seller's knowledge, there is not now pending nor is there any proposed or threatened proceeding for the rezoning of the Property or any portion thereof.

     (m) Except as set forth on Schedule 5.01(m) attached hereto and for commissions due or that may become due with respect to renewal or expansion options that may be exercised following the date hereof, no commission, fee or other compensation is payable with respect to the Lease and there is no currently existing obligation, regardless of whether such obligation is contingent on the passage of time or the occurrence of any event or both, to pay, either currently or in the future, any leasing commissions, fees or other compensation in respect of renewals and extensions of the


     Lease or the expansion of the premises covered by the Lease. There does not currently exist any exclusive or continuing leasing or brokerage agreements as to any of the space covered by the Lease that will become the obligation of Purchaser following Closing.

          (n) Except as described in Schedule 5.01(n) attached hereto, no proceeding, suit or litigation against Seller relating to the Property or any part thereof is pending or, to Seller's knowledge, threatened in any court or other tribunal or before any govermnental authority.

          (o) Since August 15, 2003, the date of the existing Phase I environmental report for the Property prepared by HBC Terracon, a copy of which has been delivered by Seller to Purchaser, Seller has not ordered, and is not in possession, of any subsequent environmental reports regarding the Property.

          (p) Seller does not own any of the fixtures, systems, machinery, equipment and items of tangible and intangible personal property attached to or used in connection with the Land or the Improvements.

     SECTION 5.02. PURCHASER'S REPRESENTATIONS AND WARRANTIES.
Purchaser hereby represents and warrants to Seller that:

          (a) Purchaser is a limited liability company that has been duly formed and is validly existing and in good standing under the laws of the State of Florida.

          (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the operating agreement or certificate of formation of Purchaser, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Purchaser,
     (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Purchaser is a party or by which Purchaser is bound, which remains uncured as of Closing, or (iv) violate or conflict with any law or governmental regulation or permit applicable to Purchaser.

          (d) No petition in bankruptcy (voluntary or otherwise), assignment for the benefit of creditors, or petition seeking reorganization or arrangement or other action under Federal or State bankruptcy laws is pending against or contemplated by Purchaser.

     SECTION 5.03.  [Intentionally omitted]

     SECTION 5.04. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) The only representations, warranties and agreements of Seller hereunder that will survive the Closing are those that are specifically stated herein to survive. The representations and warranties of Seller contained in Section 5.01 will survive the Closing, provided that any claim based upon any alleged breach thereof must be asserted in writing within twelve (12) months after the Closing.

           (b) The only representations, warranties and agreements of Purchaser hereunder that will survive the Closing are those that are specifically stated herein to survive. The representations and warranties of Purchaser contained in Section
 5.02 will survive the Closing, provided that any claim based upon any alleged breach thereof must be asserted in writing within twelve (12) months after the Closing.

           SECTION  5.05.  NO OTHER REPRESENTATIONS OR  WARRANTIES.
 (a) Purchaser acknowledges that a material term of this transaction for Seller is for Purchaser to purchase and accept the Property on the Closing Date "as is" in its present condition, based on its own due diligence review and inspection of the physical and environmental condition of the Property (and subject to Seller's representations and warranties contained in this Agreement and in the documents to be delivered by Seller at Closing (the "Closing Documents")) and all other matters pertaining to the Property. Accordingly, Purchaser represents, warrants and agrees that, except as expressly set forth in this Agreement or in the Closing Documents, neither Seller nor any of the employees, agents or attorneys of Seller have made any verbal or written representations, warranties, promises or guaranties whatsoever to Purchaser, whether express or implied, and, in particular, that no such representations, warranties, promises or guaranties have been made with respect to the physical or environmental condition or operation of the Property, the actual or projected revenue and expenses of the Property, the compliance by the Property with applicable zoning, building, environmental or other laws, regulations and rules, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein or in the Closing Documents specifically set forth.

      (b) Subject to Seller's representations and warranties contained in Section 5.01 hereof and elsewhere in this Agreement or in the Closing Documents, Purchaser agrees to accept the Property "as is" in its present condition, subject to reasonable use, wear, tear and natural deterioration of the Property between the date hereof and the Closing Date, and Seller shall not be liable for any latent or patent defects in the Property.


                               ARTICLE 6

                          COVENANTS OF SELLER

      SECTION 6.01. COVENANTS OF SELLER. (a) From and after the date of this Agreement until the Closing Date or earlier termination of this Agreement, Seller shall (i) keep, maintain and operate the Property in a businesslike manner and substantially in accordance with Seller's past practices with respect to the Property, and to the extent required of Seller under the Lease, make any and all repairs and replacements reasonably required to deliver the Property to Purchaser at Closing in its present condition, normal wear and tear and damage by casualty excepted;
 (ii) not further mortgage or voluntarily encumber all or any part of the Property; (iii) promptly furnish Purchaser with copies of all notices received by Seller relating to the Property or the Lease; (iv) not receive or collect any rents from Garden
Ridge for a period of more than one month in advance; and (v) not further pledge, encumber or assign the Lease.

     (b) Within ten (10) days after the date of this Agreement, Seller shall deliver to Purchaser an estoppel certificate in the form attached hereto as Schedule 8.02(b) completed with all applicable factual information for Garden Ridge for Purchaser's review and approval prior to sending it to Garden Ridge. Promptly following the end of the Approval Period, Seller shall send to Garden Ridge such approved estoppel certificate for execution by Garden Ridge. Seller shall, upon receipt, promptly deliver to Purchaser a copy of all correspondence or other matters received by Seller in connection with such estoppel certificate and shall use its good faith efforts to assist Purchaser in obtaining delivery of all such certificates.

     (d) From and after the date that is three (3) days prior to the end of the Approval Period and continuing to the Closing Date, Seller shall not institute any proceeding or application for a reduction in the real estate tax assessment of the Property for any tax year without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

     (e) Seller acknowledges that Purchaser will be seeking financing in connection with its acquisition of the Property, and Seller agrees to cooperate with Purchaser in its efforts to obtain a subordination, non-disturbance and attornment agreement ("SNDA") from Garden Ridge, in the form and to the extent requested by Purchaser's lender. Purchaser shall prepare and deliver to Seller such SNDA and Seller shall, promptly following receipt thereof, deliver it to Garden Ridge.

     SECTION 6.02. CERTAIN MATTERS. Notwithstanding anything contained in this Agreement to the contrary, Seller shall not enter into any new leases for all or any portion of the Property nor modify, amend, supplement, extend, renew or terminate the Lease or consent to the surrender or assignment of the Lease (unless such action is required by the terms of the Lease), without obtaining Purchaser's prior written consent, which consent may be withheld by Purchaser in Purchaser's sole discretion, provided that Seller may enter into new service contracts without Purchaser's consent so long as such service contracts are terminable without penalty upon not more than thirty (30) days' written notice.


                               ARTICLE 7

                        [INTENTIONALLY OMITTED]

                               ARTICLE 8

                   CLOSING CONDITIONS AND DELIVERIES

     SECTION 8.01. CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to transfer the Property to Purchaser and to otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

           (a) all representations and warranties of Purchaser contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing. At Closing, Seller shall execute and deliver to Purchaser a Seller's Closing Certificate ("Seller's Closing Certificate") in the form of Schedule 8.01(a) attached hereto, certifying to Purchaser that all such representations and warranties are true and correct in all material respects on and as of, the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect in all material respects on and as of the Closing Date.

           (b) Seller shall have received (directly or by delivery into escrow with the Title Company) all of Purchaser's Closing Documents (as set forth in Section 8.04 below).

           (c) Seller shall have received payment of the Purchase Price in accordance with Section 1.02 and such other amounts as are due Seller hereunder.

      SECTION 8.02. CONDITIONS TO PURCHASER'S OBLIGATIONS. Purchaser's obligation to pay the Purchase Price, to purchase the Property and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

           (a) subject to Section 5.04 hereof, all representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing Date. At Closing, Purchaser shall execute and deliver to Seller a Purchaser's Closing Certificate ("Purchaser's Closing Certificate") in the form of Schedule 8.02(a) attached hereto, certifying to Seller that all such representations and warranties are true and correct in all material respects on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect in all material respects on and as of the Closing Date.

           (b) Purchaser shall have received an estoppel certificate, dated not more than thirty (30) days prior to the Closing Date, substantially in the form of Schedule 8.02(b) hereto or in the form required under the Lease, if different from the form attached as
      Schedule 8.02(b), executed by Garden Ridge, showing (x) no material economic discrepancies from the terms of the Lease as set forth in the Lease delivered to Purchaser, (y) no delinquencies regarding the monetary obligations and material non-monetary obligations of Garden Ridge under the Lease, in each case beyond applicable notice and cure periods, and (z) no uncured material defaults of the landlord under the Lease.

           (c) Seller shall have received and provided to Purchaser the SNDA from Garden Ridge with respect to the Lease in a form acceptable to Purchaser's lender.

           (d) Purchaser shall have received all of Seller's Closing Documents (as set forth in Section 8.03 below).

           (e) The Title Company shall have agreed to insure at standard rates fee simple title to the Property in an amount at least equal to the Purchase Price and subject only to the Permitted Title Exceptions.

      SECTION 8.03. SELLER'S CLOSING DOCUMENTS. At the Closing, Seller shall deliver to Purchaser the following documents duly executed and, where appropriate, acknowledged by Seller, and the following other items (the documents and other items described in this Section 8.03 being collectively referred to herein as the "Seller's Closing Documents"):

           (a) a special warranty deed ("Deed") for the Land, in the form annexed hereto as Schedule 8.03(a), together with customary title affidavits;

           (b)  intentionally omitted;

           (c) an Assignment and Assumption of Lease in substantially the form annexed hereto as Schedule 8.03(c), whereby Seller will assign and Purchaser shall assume all of Seller's right, title and interest, including all the obligations of Seller, in, to and under the Lease;

           (d) to the extent the same are in Seller's possession, a complete set of keys for the Property;

           (e)  Seller's Closing Certificate;

           (f) original, executed counterparts of the leases for the Property or, if unavailable, photocopies thereof certified by Seller as true and complete photocopies thereof;

           (g) an affidavit of Seller pursuant to Section 1445(b)(2) of the Code, stating that Seller is not a foreign person within the meaning of such Section;

           (h) written notice from Seller to Garden Ridge stating that the Property has been sold to Purchaser and that Garden Ridge's security deposits (if any) in Seller's possession have been transferred to Purchaser, and directing Garden Ridge to make future rental payments to Purchaser at the address designated by Purchaser;

           (i) a closing statement setting forth adjustments provided for hereunder;

           (j) all books, records, correspondence files and similar materials as are in Seller's possession, unless previously delivered by Seller to Purchaser;

          (k) all equipment operating manuals and all equipment warranties and equipment guarantees, if any, in Seller's possession;

          (1) all certificates of occupancy, permits, warranties, entitlements and plans and specifications, if any, related to the Property to the extent that same are in the possession of Seller or its property manager;

          (in) all security deposits (if any of the security deposits are in the form of letters of credit, Seller shall deliver the original letters of credit to Purchaser, along with completed assignment documentation necessary to transfer the letters of credit to Purchaser at no cost to Purchaser); and

           (n) such other instruments and documents, in form and substance reasonably satisfactory to Seller, Purchaser or the Title Company, as may be reasonably necessary to effect the Closing.

     SECTION 8.04. PURCHASER'S CLOSING DOCUMENTS. At the Closing, Purchaser shall deliver to Seller the following documents duly executed and, where applicable, acknowledged by Purchaser (the documents described in this Section 8.04 being collectively referred to herein as the "Purchaser's Closing Documents"):

          (a)  counterparts of the documents described in Sections 8.03(c);

          (b)  Purchaser's Closing Certificate; and

          (c) such other instruments and documents, in form and substance reasonably satisfactory to Seller and Purchaser, as may be reasonably necessary to effect the Closing.

     SECTION 8.05. CONDITIONS GENERALLY. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of or credit against the Purchase Price.


                              ARTICLE 9

                 APPORTIONMENTS AND CLOSING MATTERS

     SECTION 9.01. APPORTIONMENTS AND PAYMENTS. (a) The following items shall be apportioned at the Closing as of midnight on the day immediately preceding the Closing Date:

          (i) Rents and all other charges (including common area maintenance and other cost reimbursement payments) payable under the Lease.

          (ii) All charges and payments for utility services which are not charged directly to Garden Ridge; provided that if there is no meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted at the Closing on the basis of the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued.

           (iii) All other operating income and expense from the Property customarily prorated between a purchaser and seller in the areas in which the Property is located.

 If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be estimated using the most recent data available and adjusted as soon as practicable after the Closing Date.

      (b) If any refund of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by Seller or Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser
 (for the period commencing with the Closing Date).

      (c)  [Intentionally omitted]

      (d) The amount of all net apportionments hereinabove provided for in this Section 9.01 which is to be made at the Closing shall be credited by the Title Company and/or Escrow Agent to the appropriate party.

      (e) If any proceeding for certiorari or other proceeding to determine the assessed value of the Property or the real property taxes payable with respect to the Property for any fiscal period of a taxing authority which includes or precedes the Closing Date shall have been commenced prior to the date hereof and be continuing ,as of the Closing Date, Seller shall be entitled to control the prosecution of such proceeding or proceedings to completion and to settle or compromise any claim therein, with the consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Purchaser agrees to cooperate with Seller and to execute any and all documents reasonably requested by Seller in furtherance of the foregoing.

      (f)  (i) Within sixty (60) days following the Closing Date, Seller
 shall  deliver  to  Purchaser  a  statement  detailing  the   cost
 reimbursement payments and rents, if any, payable by Garden Ridge under the Lease that are expressed as a fixed percentage or percentages of the receipts of sales of the tenant ("Percentage Rents"), in each case, which were billed to and collected from Garden Ridge under the Lease through the period ending on the Closing Date. Within a reasonable time after Purchaser has made its calculations of the final cost reimbursement payments and Percentage Rents, in respect of the fiscal periods which include the Closing Date, Purchaser shall prepare and submit to Seller a fmal calculation (the "Final Report") of the amounts and other items to be apportioned pursuant to this Agreement as of the Closing Date. Seller shall raise any objections it has to the Final Report within thirty (30) days after the submission thereof by written notice to Purchaser given within said thirty (30) day period and stating in reasonable detail Seller's objections, and Purchaser shall allow Seller and its authorized representatives reasonable access during business hours to its books and records pertinent to the Properties to permit Seller to review the Final Report and to ascertain its accuracy.

           (ii) If Seller shall raise any objections to the Final Report as provided above, the parties shall meet (by telephone or otherwise) within ten (10) days after submission of Seller's notice thereof and attempt to resolve such objections. If any objections are not resolved within said ten (10) day period, such objections may thereafter be submitted by the parties to an independent real estate or accounting firm mutually acceptable to the parties (or if the parties cannot agree on such a firm within five (5) days thereafter, to the real estate consulting practice of any "big four" accounting firm selected by Seller) for determination, and such firm shall be instructed to render its determination as soon as is reasonably practicable, but, in any event, within fifteen (15) days of submission of the pertinent information. The determination of such firm shall be fmal and conclusive on the parties and judgment may be entered thereon in any court of competent jurisdiction. The rules of the American Arbitration Association applicable to commercial arbitrations shall apply to ANY such arbitration.

           (iii) The Final Report shall be deemed amended by agreement of the parties or determination of such firm, and, within ten (10) days after such agreement or determination (or, if Seller raises no objections to the Final Report, the expiration of the thirty (30) day objection period), Purchaser shall bill the tenants therefore. Thereafter, Seller promptly shall pay to Purchaser, or Purchaser promptly shall pay to Seller, as the case may be, the amount determined to be due from such party to the other in accordance with this Section 9.01 based upon the Final Report, as the same may have been amended.

           (iv) If a determination is required, the parties shall bear the fees and expenses of the firm handling such determination equally.



      SECTION 9.02. Closing Matters. The following items shall be provided for at the Closing:

      (a) No insurance policies of Seller are to be transferred to Purchaser, and no apportionment of the premiums therefor shall be made. Purchaser acknowledges that it shall be responsible for securing its own insurance for the Property.

     (b) Seller will pay the following costs of closing this transaction:

          (i) One-half (1/2) of any escrow fees and all of the documentary stamps and recording fees;

          (ii) The fees and disbursements of Seller's counsel and any other expense incurred by Seller in closing this transaction which is not payable by Purchaser hereunder;

          (iii) One-half (1/2) the cost of a standard form title insurance policy (without extended coverage or special endorsements) in the amount of the Purchase Price; and

          (v)  Any realty transfer taxes.

       (c) Purchaser will pay the following costs of closing this transaction:

          (i) One-half (1/2) the cost of a standard form title insurance policy (without extended coverage or special endorsements) in the amount of the Purchase Price and the cost of title insurance in excess of the standard form policy required to be delivered by Seller as aforesaid,

          (ii) The cost of an update of the Survey, if any, which shall be required by Purchaser's lender;

          (iii) The fees and disbursements of its counsel, inspecting architect and engineer and any other consultants and advisors, if any;

          (iv) One-half (1/2) of any escrow fees;

          (v) Any sales or use taxes relating to the transfer of personal property to Purchaser; and

          (vi) Any other expense(s) incurred by Purchaser or its representative(s) in inspecting or evaluating the Property or closing this transaction.

     (d) Seller shall credit Purchaser with all security deposits held by Seller in respect of the Lease and any prepaid rents or other prepaid items.

     SECTION 9.03. Survival. The obligations of the parties under this Article 9 shall survive the Closing.


                             ARTICLE 10

               CONDEMNATION AND DESTRUCTION; INSURANCE

     SECTION 10.01. Condemnation. If, prior to the Closing Date, Seller shall receive notice of a proposed taking of any portion of the Property in an eminent domain or condemnation proceeding,
Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement by giving notice to Seller not later than ten (10) days after the giving of Seller's notice. If Purchaser elects to terminate this Agreement as aforesaid, the provisions of
Section 12.01(b) shall apply. If Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of such Property or such portion thereof

     SECTION 10.02. Destruction. If, prior to the Closing Date, a material part (as defined in this Section 10.02) of the Property is destroyed or damaged by fire or other casualty, Seller shall promptly notify Purchaser of such fact and Purchaser shall have the right to terminate this Agreement by giving notice to Seller not later than ten (10) days after the giving of Seller's notice. For the purposes hereof, a "material part" of the Property shall mean (i) a part of the Property the cost of restoring which, as estimated by Seller, exceeds Five Hundred Thousand Dollars ($500,000), or (ii) fifteen percent (15%) or more of the leasable area of the Property is damaged by fire or other casualty. If Purchaser elects to terminate this Agreement as aforesaid, the provisions of Section 12.01(b) shall apply. If Purchaser shall not elect to terminate this Agreement as aforesaid, or if there is damage to or destruction of an "immaterial part" (i.e., anything other than a material part) of the Property by fire or other casualty, there shall be no abatement of the Purchase Price and Seller shall pay to Purchaser the amount of any deductible and assign to Purchaser (without recourse) at the Closing the rights of Seller to the proceeds, if any, under Seller's insurance policies covering the Property with respect to such damage or destruction, and Purchaser shall be entitled to receive and keep any monies received from such insurance policies.

     SECTION 10.03. Insurance. From the date hereof until the Closing Date, Seller shall continue to carry, and shall keep in full force and effect, casualty and all other insurance in an amount not less than, with a deductible not greater than, and affording substantially the same coverage as, the insurance policies covering the Property as of the date hereof.


                             ARTICLE 11

                               BROKER

     SECTION 11.01. Broker. (a) Purchaser represents and warrants to Seller that it has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby other than Westminster Realty Company ("Broker"). Purchaser shall be responsible for all fees and/or commissions payable to Broker in connection with this transaction. Purchaser will indemnify Seller against liability arising out of any breach of the aforesaid representation and warranty.

     (b) Seller represents and warrants to Purchaser that it has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby other than Broker. Seller will indemnify Purchaser against liability arising out of any breach of the aforesaid representation and warranty.

     (c) The provisions of this Section 11.01 shall survive the Closing and any termination of this Agreement.


                            ARTICLE 12

                            REMEDIES

     SECTION 12.01. Remedies. (a) If Purchaser fails to perform as required by this Agreement, in the time and manner set forth in this Agreement, Seller, as Seller's sole and exclusive remedy, may terminate this Agreement and receive payment in the amount of the Downpayment as liquidated damages. Such termination shall be effective five (5) days after Seller has given written notice of its intent to cancel to Purchaser and Escrow Agent if Purchaser's default is not cured within such five (5) day cure period. Upon such termination, Seller shall be entitled to, and Escrow Agent shall deliver to Seller, the Downpayment, as consideration for acceptance of this Agreement, for taking the Property off the market, and as the parties' best estimate of Seller's damages resulting from Purchaser's default, but not as a penalty.

 Such funds paid to Seller upon such termination shall be retained by Seller as Seller's sole and exclusive remedy against Purchaser in all respects, except for any indemnification obligations of Purchaser contained in this Agreement.

      (b) If, on the Closing Date, Seller shall be unable (as opposed to unwilling) to perform its obligations or to satisfy any condition applicable to Seller hereunder in accordance with the provisions of this Agreement or title to the Property shall not be in accordance with this Agreement, then Purchaser shall elect as its sole and exclusive remedy, either (i) to direct Escrow Agent to return the Downpayment and, upon such return of the Downpayment, this Agreement shall be deemed terminated and Seller shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except for such liabilities or obligations as are specifically stated to survive the termination of this Agreement, or (ii) to waive such condition and proceed to Closing. If Seller is unwilling to perform (as opposed to an inability to perform) as required by this Agreement in the time and manner set forth in this Agreement , then Purchaser shall elect as its sole and exclusive remedy, either of the remedies described in clauses (i) and (ii) above or to enforce specific performance of Seller's obligations hereunder. It is agreed that Purchaser may not commence an action against Seller for damages.


                             ARTICLE 13

                               NOTICES

      SECTION 13.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) personally delivered with proof of delivery thereof or sent by facsimile (confirmed thereafter by regular United States mail) (any notice or communications so delivered being deemed to have been received at the time delivered), or (ii) sent by United States registered or certified mail, postage prepaid (any notice or communication so sent being deemed to have been received three (3) business days after mailing in the United States), or (iii) by a nationally recognized overnight courier service (any notice or communications so sent being deemed to have been received at the time delivered); in each case addressed to the respective parties as follows:

           if to Seller:

                AEI Real Estate Fund XVIII Limited Partnership
                AEI Income & Growth Fund XXII Limited Partnership
                AEI Income & Growth Fund 24 LLC
                Attention: Robert Johnson
                30 East Seventh Street, #1300
                St.Paul, MN 55101

                Robert & Lillian
                Hajicek C/O Paul Hajicek
                25699 Krueger
                Avenue Chisago
                City, MN 55013



               Elizabeth Miller
               2 Elmwood Way
               Burlington, NJ 08016

               Charles E. Miller III
               P.O. Box 308
               117 South Main Street
               Grace, ID 83241

               Christopher B. Miller
               1325 Carter Crest Road
               Edmonton, Alberta, Canada T6R-2L6

               Jeffrey & Sylvia Harmon
               41694 Higgins Way
               Fremont, CA 94539

          if to Purchaser:

               Compson Holding Corporation
               980 North Federal Highway,
               Suite #314 Boca Raton,
               Florida 33432
               Attention: Mr. Michael
               Comparato Facsimile:
               (561) 391-8494

          with a copy to:

               Kronish Lieb Weiner &
               Hellman, LLP 1114 Avenue
               of the Americas
               New York, New York 10036
               Attention: Alan S. Cohen, Esq.
               Facsimile: (212) 479-6275

or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt.


                             ARTICLE 14

                      MISCELLANEOUS PROVISIONS

     SECTION 14.01. BINDING EFFECT. This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller elects to be bound hereby by executing and delivering to Purchaser an executed counterpart hereof (original or via facsimile).

     SECTION 14.02. INDEMNIFICATION GENERALLY. (a) Wherever it is provided in this Agreement or in any agreement or document delivered pursuant hereto that a party shall indemnify another party hereunder against liability or damages, such phrase and words of similar import shall mean that the indemnifying party hereby agrees to and does indemnify, defend and hold harmless the indemnified party and such party's direct and indirect shareholders, partners, members, trustees and their respective past, present and future officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities and expenses (including, without being limited to, reasonable attorneys' fees and disbursements) to which they or any of them may become subject or which may be incurred by or asserted against any or all of them attributable to, arising out of or in connection with the matters provided for in such provision.
Neither party shall be required to indemnify the other for liabilities caused by the gross negligence or willful misconduct of the party seeking indemnification.

     (b) If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which a party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully and make available to the indemnifying party such information under its control or in its possession relating thereto and may, at its own cost and expense, participate in such defense.

     SECTION 14.03. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 14.04. Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement of the parties regarding the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

     SECTION 14.05. Further Assurances. The parties agree to mutually execute and deliver to each other, at the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in real estate transactions in jurisdictions in which the Property is located, and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

     SECTION 14.06. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the party not prevailing in such dispute shall pay any and all costs and expenses reasonably incurred by the other party in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees.

      SECTION 14.07. AMENDMENT. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by Purchaser and Seller.

      SECTION 14.08. GOVERNING LAW. This Agreement and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed wholly within said State.

      SECTION 14.09. EXHIBITS AND SCHEDULES. All Exhibits and
 Schedules referred to in this Agreement are incorporated herein and made a part hereof as fully as if set forth herein.

      SECTION 14.10 NO WAIVER. THE failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

      SECTION 14.11. HEADINGS; ARTICLE, SECTION AND EXHIBIT REFERENCES. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All references in this Agreement to Articles, Sections, Exhibits and Schedules are to the Articles and Sections hereof and the Exhibits and Schedules annexed hereto.

      SECTION 14.12. NO OTHER PARTIES. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the parties to whom such representations, warranties or agreements are made, shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

      SECTION 14.13. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Counterpart copies executed by facsimile shall constitute originals.

           SECTION 14.14. SECTION 1031 EXCHANGE. Notwithstanding anything herein to the contrary, each party shall have the right, prior to Closing, implement a "like-kind exchange" in accordance with Section 1031 of the Code. Each party will cooperate with the other, and take such actions as are reasonably requested to assist the other party in transacting such Section 1031 exchange; provided, however that neither party shall be required to incur any additional cost or expense, and the completion of the Section 1031 exchange will not delay or postpone the Closing, in connection therewith. The effectuation of a Section 1031 exchange prior to Closing shall not be a condition or contingency to either party's obligations hereunder.




                         [No Further Text]


                     [Signature Page to Follow]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:

                         AEI REAL ESTATE FUND XVIII LIMITED
                         PARTNERSHIP, a Minnesota limited
                         partnership; AEI INCOME & GROWTH
                         FUND XXII LIMITED PARTNERSHIP, a
                         Minnesota limited partnership;
                         AEI INCOME & GROWTH FUND 24 LLC, a
                         Delaware limited liability company




                         By: /s/ Robert P Johnson
                           Robert P Johnson - President


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:

                         Jeffrey & Sylvia Harmon

                         By: /s/ Jeffrey Harmon
                                 Jeffrey Harmon


                         By: /s/ Sylvia Harmon

                                 Sylvia Harmon



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:

                         Robert & Lillian Hajicek


                         By: /s/ Robert Hajicek by Paul Hajicek P.O.A. 8/3/06
                                Robert Hajicek


                         By: /s/ Lillian Hajicek by Paul Hajicek P.O.A. 8/3/06
                                Lillian Hajicek



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:

                         By: /s/ Charles Miller
                                Charles Miller



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:


                            By: /s/ Christopher B Miller
                                 Christopher Miller



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         SELLER:


                         By:/s/ ELizabeth Miller
                               Elizabeth Miller


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                         PURCHASER:

                         COMPSON  HOLDING CORPORATION


                         By: /s/ Michael Comparato
                         Name: Michale Comparato
                         Title: President




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.



PROVISIONS REGARDING
DISPOSITION OF DOWNPAYMENT AND
TERMS OF ESCROW AGREED BY:

FIDELITY NATIONAL TITLE INSURANCE COMPANY, ESCROW AGENT


By: /s/ Anne Bostick
Name: Anne Bostick
Title: SR EO



AEI Fund Management, Inc.
1300 Wells Fargo Place
30 East Seventh Street
Sr. Paul, Minnesota 55101
651.227.7333
651.227.7705 (fax)
800.328.3519
www.aeifunds.com


September 13, 2006

Compson Holding
Corporation 980 N.
Federal Highway
Boca Raton, Florida
33432 Attention:
Michael Comparato


          Re: Garden Ridge - Montgomery County, Texas (the "Property")

Dear Mr. Comparato:

          Reference is made to that certain Contract of Sale, dated August 17, 2006 (the "Contract"), between AEI Real Estate Fund XVIII Limited Partnership, a Minnesota Limited Partnership ("AEI XVIII"), AEI Income & Growth Fund XXII Limited Partnership, a Minnesota limited partnership ("AEI XXII"), AEI Income & Growth Fund 24 LLC, a Delaware limited liability company ("AEI 24"), Robert F. Hajicek and Lillian E. Hajicek, as individuals ("RHLH"), Jeffrey D. Harmon and Sylvia M. Harmon, as individuals ("JHSH"), Charles E. Miller III, as an individual ("CEM"), Christopher B. Miller, as an individual ("BM"), and Elizabeth V.H. Miller, as an individual ("EM"), collectively, as seller, and Compson Holding Corporation, as purchaser for the captioned property. All terms not otherwise defined herein shall have the meanings ascribed to them in the Contract.

          AEI XVIII, AEI XXII, and AEI 24 (the "AEI Entities") hereby represent that the AEI Entities together are entitled to receive seventy-nine percent (79%) of the net proceeds resulting from the sale of the Property at the Closing. The AEI Entities agree that in connection with the Closing, these AEI Entities will together (and not individually) credit to Purchaser a total amount equal to $325,000.00 (the "Credit"), which Credit will be subtracted, in proportion to their respective ownership percentage interests, from the sales proceeds otherwise due the AEI Entities at Closing.

          The undersigned AEI Entities acknowledge that their delivery of the Credit to Purchaser at Closing is a material condition to Purchaser's agreement to continue the transaction contemplated in the Contract, without which Purchaser would exercise its right to terminate pursuant to Section 4.01(d) of the Contract.




          Net Lease Property Financing. Ownership, Management
                            Since 1970


  Please sign below to acknowledge your agreement herewith.

                                         Very truly yours,


AEI Real Estate Fund XVIII Limited
Partnership, a Minnesota limited
partnership

By: AEI Fund Management XVIII, Inc.,
    a Minnesota corporation, its
    General Partner


       By: /s/ Robert P Johnson
          Name: Robert P Johnson
          Its: President


AEI Income & Growth Fund XXII Limited
Partnership, a Minnesota limited
partnership

By: AEI Fund Management XXII, Inc.,
     a Minnesota corporation, its
     General Partner



By: /s/ Robert P Johnson
       Name: Robert P Johnson
       Its: President



AEI Income & Growth Fund 24 LLC,
a Delaware limited liability company

By: AEI Fund Management XXI, Inc.,
    a Minnesota corporation, its
    Managing Member


By: /s/ Robert P Johnson
       Name: Robert P Johnson
       Its: President



AGREED TO:

COMPSON HOLDING CORPORATION

By:  /s/ Michael Comparato
         Michael Comparato
         President